Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following Registration Statements of Dollar Financial Corp. of our report dated February 18, 2011, with respect to the balance sheet of Sefina Finance AB as of December 31, 2010 and the related consolidated statement of comprehensive income, changes in shareholders’ equity and cash flows for the year then ended:
(1) Registration Statement (Form S-8 No. 333-147495) pertaining to the Dollar Financial Corp. 2007 Equity Incentive Plan;
(2) Registration Statement (Form S-8 No. 333-134262) pertaining to the Dollar Financial Corp. Deferred Compensation Plan;
(3) Registration Statement (Form S-8 No. 333-123320) pertaining to the Dollar Financial Corp. 1999 Stock Incentive Plan and Dollar Financial Corp. 2005 Stock Incentive Plan;
(4) Registration Statement (Form S-3 Nos. 333-139580, 333-146205 and 333-164097) of Dollar Financial Corp.; and
(5) Registration Statement (Form S-8 No. 333-172294) pertaining to the Dollar Financial Corp. 2007 Equity Incentive Plan.
Stockholm, Sweden
March 14, 2011
KPMG AB
/s/ Anders Bāckstrōm
Anders Bāckstrōm
Partner - Authorized Public Accountant